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                     TRIPLE CROWN VARIABLE ANNUITY
                    FORTIS BENEFITS INSURANCE COMPANY

    SUPPLEMENT DATED JULY 24, 2002 TO THE PROSPECTUS DATED MAY 1, 2002


As of the close of the New York Stock Exchange on September 3, 2002, Federated Small Cap Strategies Fund II is closed to new and subsequent Premium Payments and transfers of Contract Value.








  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-3421
333-65231